Exhibit 10.2

GUARANTEE AGREEMENT
made by
CERTAIN SUBSIDIARIES OF NEUSTAR, INC.
in favor of
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
Dated as of February 6, 2007

GUARANTEE AGREEMENT
          GUARANTEE AGREEMENT, dated as of February 6, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, this “Agreement”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of February 6, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Neustar, Inc. (the “Borrower”), the Lenders and the Administrative Agent for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns.
W I T N E S S E T H:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;
          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement have been and will be used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;
          WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;
          NOW, THEREFORE, in consideration of the premises and the Administrative Agent and the Lenders having entered into the Credit Agreement and to induce the Lenders to make their respective further extensions of credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:
SECTION 1. DEFINED TERMS
     1.1 Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. GUARANTEE
     2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. The guarantee provided under this Agreement is a guarantee of payment and not of collection.
     (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors without rendering its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provision of any Federal or state law (in each case, after giving effect to the right of contribution established in Section 2.2).
     (c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.
     (d) The guarantee contained in this Section 2 shall remain in full force and effect in accordance with Section 5.15 until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement there may be no outstanding and unpaid Obligations.
     (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.
     2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share (as may be determined by the Borrower in its sole discretion) of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.
     2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor for the benefit of the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
     2.4 Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, for any reason whatsoever, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.
     2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
     2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Administrative Agent’s Office.
SECTION 3. REPRESENTATIONS AND WARRANTIES
          In consideration of the Administrative Agent and the Lenders having entered into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby represents and warrants to the Administrative Agent and each Lender that:
     3.1 Enforceable Obligation. This Agreement constitutes a legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and by public policies limiting exculpation, indemnification or contribution.
     3.2 No Conflicts of Consents. The execution, delivery and performance of this Agreement (i) does not require any consent or approval of, or registration or filing with, or any other action by, any Governmental Authority, (ii) does not violate any applicable law or regulation or any order of any Governmental Authority and (iii) does not violate or result in a default under any agreement binding on any Guarantor, except where such violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 4. THE ADMINISTRATIVE AGENT
     4.1 Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 5. MISCELLANEOUS
     5.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.
     5.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
     5.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 5.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     5.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its out-of-pocket expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or protecting any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, any such expenses consisting of the fees and disbursements of outside counsel to any Lender or the Administrative Agent.
     (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all losses, claims, damages, liabilities and related expenses with respect to the execution, delivery, enforcement, performance and, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties, the administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.4(b) of the Credit Agreement.
     (c) The agreements in this Section 5.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
     5.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent; and provided, further, neither the Administrative Agent nor any Lender may assign, transfer or delegate any of its rights or obligations under this Agreement except to the extent it would be permitted to do so under Section 10.6 of the Credit Agreement (or, in the case of the Administrative Agent, Article IX of the Credit Agreement).

     5.6 Set-Off. Each Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Guarantor due and owing to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement or any other Loan Document, as the Administrative Agent or such Lender may elect. The Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 5.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have and are subject to the adjustment provisions of Section 2.13 of the Credit Agreement.
     5.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     5.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     5.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     5.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
     5.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     5.12 Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New

York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 5.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
     5.13 Acknowledgements. Each Guarantor hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
     (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantor, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.
     5.14 Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.12 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
     5.15 Releases.
     (a) At such time as the Revolving Loans and the other Obligations (other than indemnification and expense reimbursement Obligations surviving the termination of the Commitments) shall have been paid in full, no Letters of Credit shall remain outstanding and the Commitments have been terminated, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of any Guarantor following any such termination, the Administrative Agent shall execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence such termination.

     (b) For the avoidance of doubt, each beneficiary of this Agreement, by accepting the benefits hereof, consents and agrees to the terms and conditions of Article IX of the Credit Agreement and irrevocably authorizes the Administrative Agent, at its option and in its sole discretion, to release any Guarantor from its obligations under this Agreement if such Person ceases to be a Subsidiary, becomes an Immaterial Subsidiary or is dissolved, liquidated or merged out of existence, in each case as a result of a transaction permitted under the Credit Agreement.
     5.16 WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
     5.17 Confidentiality. The Administrative Agent and each Lender agrees to be bound by the confidentiality provisions set out in Section 10.7 of the Credit Agreement with respect to this Agreement

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

NEULEVEL, INC.
By:	/s/ Jeffrey E. Ganek
Title: Chief Executive Officer

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

ULTRADNS CORPORATION
By:	/s/ Jeffrey E. Ganek
Title: Chief Executive Officer

2

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

FOLLOWAP INC.
By:	/s/ Simon Brown
Title: Chief Executive Officer and General Manager